Exhibit 10.18

SECOND AMENDMENT TO

AMENDED AND RESTATED INVENTORY FINANCING AND SECURITY AGREEMENT

I. THE PARTIES TO THIS AGREEMENT

This Second Amendment to Amended and Restated Inventory Financing and Security Agreement (“Amendment”) is effective as of January 19, 2024 (the “Amendment Effective Date”), and is made by and among the following parties:

A.
Ally Bank (Ally Capital in Hawaii, Mississippi, Montana and New Jersey) (together with its successors and assigns, “Bank”), a Utah state-chartered bank with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024; and

B.
Ally Financial Inc., a Delaware corporation (together with its successors and assigns, “Ally”) with a local business office currently located at 5851 Legacy Circle, Suite 200, Plano, Texas 75024 (together with Bank, the “Ally Parties” and Bank and Ally each being, an “Ally Party”);

C.
Vroom Automotive, LLC, a Texas limited liability company, formerly known as Left Gate Property Holding, LLC, doing business as Texas Direct Auto and Vroom, with its principal executive office currently located at 12053 Southwest Freeway, Stafford, Texas 77477 (“Dealership”); and

D.
Vroom, Inc., a Delaware corporation, with its principal executive office currently located at 3600 W. Sam Houston Pkwy S, Floor 4, Houston, Texas 77042 (“Vroom”).

II. THE RECITALS

The essential facts relied on by Bank, Ally, Dealership and Vroom as true and complete, and giving rise to this Amendment, are as follows:

A.
The Ally Parties, Dealership and Vroom are parties to an Amended and Restated Inventory Financing and Security Agreement, effective as of November 4, 2022, as amended by the First Amendment to Amended and Restated Inventory Financing and Security Agreement, effective as of August 1, 2023 (as amended, the “IFSA”).

B.
Dealership is winding down its ecommerce retail business and will cease its acquisition of Vehicles.

C.
The parties to this Amendment desire to amend the IFSA as outlined in this Amendment.

III. THE AGREEMENT

In consideration of the premises and the mutual promises in this Amendment, which are acknowledged to be sufficient, Bank, Ally, Dealership and Vroom agree to the following:

A.
Capitalized terms used but not defined herein have the meanings given to them in the IFSA.

B.
Effective as of Amendment Effective Date, Section III.A.2 of the IFSA is amended and restated in its entirety as follows:

2.
Credit Line. The Ally Parties have no obligation to make advances under the Credit Line, which is suspended and will be administered on a liquidating basis; provided, however, the Ally Parties will make additional advances under the Credit Line at the applicable Advance Rate in place prior to the Amendment Effective Date for any vehicle for which documentation reasonably satisfactory to the Ally Parties is provided by the Dealership

Second Amendment to A&R IFSA 1

Exhibit 10.18

substantiating that the Dealership acquired or made an offer to acquire the vehicle from a retail consumer prior to 5 pm CT January 26, 2024. After the Amendment Effective Date, Dealership will not purchase any vehicles via an auction without the prior written consent of the Ally Parties.

C.
Effective as of Amendment Effective Date, Section III.A.8 of the IFSA is amended and restated in its entirety as follows:

8. [Reserved]

D.
Effective as of Amendment Effective Date, Section III.A.9 of the IFSA is amended and restated in its entirety as follows:

9. [Reserved]

E.
Effective as of Amendment Effective Date, Section III.C.2(a) of the IFSA is amended and restated in its entirety as follows:

(a)
For each Inventory Financed Vehicle that is sold: (i) to a consumer retail purchaser in the ordinary course of business, the Dealership will pay the Ally Parties the principal amount of the advance or loan by the Ally Parties within five (5) business days after the date such Vehicle is sold (which shall not be later than the sale contract date), leased, consigned, gifted, exchanged, transferred, otherwise disposed of, registered, placed into service, or no longer in possession of the Dealership, or if it is otherwise lost, stolen, confiscated, missing, or not received, or if it is damaged or destroyed; (ii) via SmartAuction, the Dealership authorizes the Ally Parties to immediately apply all SmartAuction sale proceeds received via SmartAuction for such Inventory Financed Vehicle to the principal amount of the advance or loan by the Ally Parties on such Inventory Financed Vehicle immediately upon receipt and the Dealership will pay any remaining floorplan principal owed to the Ally Parties on the same date that the Ally Parties apply such SmartAuction sale proceeds; and (iii) via an auction, to a wholesaler, or to or through any other party other than as outlined in clauses (i) and (ii) above, within two (2) business days after the date such Vehicle is sold (which shall not be later than the sale contract date) (the periods outlined in this Section III.C.2(a) being, the “Release Period”). Provided the Dealership is current on all payment obligations owed to the Ally Parties, each business day, the Ally Parties will provide any net surplus owed to Dealership after application of all proceeds received by the Ally Parties (e.g., via SmartAuction, from third party auctions, or from the Dealership) or owed by the Ally Parties to the Dealership to all amounts then owed and due by the Dealership to the Ally Parties.

F.
Effective as of Amendment Effective Date, the IFSA is amended to renumber Section III.D.7 to III.D.7(a) and to add the following III.D.7(b)

(b) Assignment of Accounts Due or to Become Due from Vehicle Sellers and Liquidators. Effective after January 22, 2024, with or without default, Dealership hereby authorizes and empowers each of Bank and Ally to demand, collect and receive all proceeds of any kind from all Vehicle Sellers and other parties who at such time or after such date possess any of the Dealership’s Vehicles in order to sell or dispose of them, including, but not limited to all Manheim auctions (“Vehicle Sellers and Liquidators”), and give such parties binding receipts for, all sums due and/or to become due and, in Dealership’s name or otherwise, to prosecute suits therefor. Effective after January 22, 2024, with or without a default, each of the Ally Parties may, at any time notify such Vehicle Sellers and Liquidators to make payment directly to the Ally Parties of amounts in which the Ally Parties have a security interest. Dealership unconditionally and irrevocably authorizes and instructs each of its Vehicle Sellers and Liquidators to make payment directly to the Ally Parties as instructed

Second Amendment to A&R IFSA 2

Exhibit 10.18

and authorizes such Vehicle Sellers and Liquidators to rely on a copy of this Agreement as evidence of the authorization and instruction. The Ally Parties will account to Dealership for all sums received pursuant to this assignment and applied in the manner described in Subsection III.C.7. above. This assignment is irrevocable without the prior written consent of each of the Ally Parties and is provided as additional security for and not as payment of obligations now or hereafter arising to the Ally Parties. Dealership hereby appoints each Bank and Ally as its agent and attorney-in-fact for the sole purpose of executing or endorsing, on Dealership’s behalf, any document, check or other instrument necessary to cause payment of sums assigned hereunder, or to perfect Bank’s and/or Ally’s security interest in the aforesaid accounts and payment intangibles. In the event of any inconsistency between this Subsection and III.D.7(a) as to any Vehicle Seller and Liquidator, the provisions of this Subsection shall prevail.

G.
Effective as of Amendment Effective Date, Section III.G.2 of the IFSA is amended to add the following subsections III.G.2(g) and (h):

(g) For all vehicles sold by Dealership, reports of all vehicles sold, the name and location of the auction through which they were sold (if applicable), and the net sale price of such vehicle, not later than 3:00 p.m. prevailing Central Time (“CT”) each business day for all prior days’ sales.

(h) A projected schedule of the liquidation of the Dealership’s vehicles, no later than 5:00 pm CT on January 22, 2024 and updated each following Wednesday no later than 5:00 pm CT.

H.
Effective as of Amendment Effective Date, Section III.G.3 of the IFSA is amended and restated in its entirety as follows:

3. [Reserved]

I.
Effective as of Amendment Effective Date, Section III.G.4 of the IFSA is deleted and replaced with the following:

4. Dealership and Vroom will comply in all material respects with all of Dealership’s obligations under the Fourth Amended and Restated Credit Balance Agreement (and any amendments or modifications to such agreement) (as amended, the “CBA”), including, but not limited to, maintaining a Minimum Required Balance (as defined in the CBA) in the amount of 40.00% of the Wholesale Outstandings.

J.
The parties hereby agree that no actions taken in accordance with, or as contemplated by, this Amendment, constitute a violation of Section III.E.6 of the IFSA.

K.
Except as provided above, the IFSA and all other agreements between each of the Ally Parties and Dealership and Vroom remain in full force and effect as written. In the event of a conflict between the terms of the IFSA and this Amendment, the terms of this Amendment prevail. The parties hereto ratify all terms of the IFSA as amended by the Amendment.

L.
If any provision of this Amendment is held to be invalid or unenforceable by a court of competent jurisdiction, all other provisions remain valid and enforceable.

M.
This Amendment:

a.
May be modified only by a writing signed by all parties.

Second Amendment to A&R IFSA 3

Exhibit 10.18

b.
May be signed in counterparts, each of which is deemed an original, and all of which taken together constitute one and the same agreement. The signatures of the parties, exchanged via fax or e-mail, shall constitute and be deemed original signatures for all purposes.

c.
Binds and inures to the benefit of the parties and their respective successors and assigns.

d.
Does not constitute a waiver of any existing or past default by Dealership under the terms of any of its agreements with the Ally Parties, including, but not limited to the IFSA.

e.
Constitutes the entire agreement of the parties with respect to its subject matter.

Agreed to as of the Amendment Effective Date.

Ally Bank By: /s/ Cindy Balint Name: Cindy Balint Title: Authorized Representative Date: 1/19/2024	Vroom Automotive, LLC By: Title: Chief Financial Officer Date: 1/19/2024
Ally Financial Inc. By: /s/ Cindy Balint Name: Cindy Balint Title: Authorized Representative Date: 1/19/2024	Vroom, Inc. By: /s/ Robert R. Krakowiak Name: Robert R. Krakowiak Title: Chief Financial Officer Date: 1/19/2024

Second Amendment to A&R IFSA 4